Exhibit 5.1

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO  44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

[ ], 2018

YETI Holdings, Inc.
7601 Southwest Parkway
Austin, Texas 78735

Re:	Registration Statement on Form S-1, as amended (No. 333-[ ])
Relating to the Initial Public Offering of up to
[ ] shares of Common Stock of YETI Holdings, Inc.

Ladies and Gentlemen:

We are acting as counsel for YETI Holdings, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering and sale of (i) up to [ ] shares (the “Company Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Company and (ii) up to [ ] shares (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”) of Common Stock by certain stockholders of the Company named in the Registration Statement on Form S-1, as amended (No. 333-[ ]) (the “Registration Statement”), pursuant to the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, the selling stockholders party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Jefferies LLC, acting as representatives of the several underwriters to be named in Schedule A thereto.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.  Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                                      The Company Shares, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration therefor, as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2.                                      The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

In rendering the opinion set forth in paragraph 1 above, we have assumed that the Underwriting Agreement will have been executed and delivered by the parties thereto, and the resolutions authorizing the Company to issue and deliver the Company Shares pursuant to the Underwriting Agreement will be in full force and effect at all times at which the Company Shares are issued and delivered by the Company.  In rendering the opinion set forth in paragraph 1 above, we have also assumed that the Company will issue and deliver the Company Shares after filing the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, to be in effect upon completion of the Company’s initial public offering, in the form approved by us and filed as an exhibit to the Registration Statement, filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”).

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

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